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EXHIBIT 10.12

                              CONSULTING AGREEMENT

The Agreement is between FOUNTAIN PHARMACEUTICALS, INC., a Delaware corporation ("Fountain") and DIANA PARNELL, M.D. (`Consultant").

1. TERM. Fountain engages the Consultant as an independent contractor to provide consulting services to Fountain during the term commencing June 1, 1999 and concluding May 31, 2000. This Agreement may be extended beyond May 31, 2000 by mutual agreement of the parties in writing.

2. FOUNTAIN'S SUB-LICENSE AGREEMENT. Pursuant to a Sub-License Agreement dated May 27, 1999, between Fountain and Y.S. Laboratories, Inc. the terms of which are incorporated in this Consulting Agreement by this reference, Fountain has been granted a sub-license to use certain proprietary information, technology and patents ("the Technology") for purposes of manufacturing, modifying and selling Products for use as topical epidermal skin care products, including products for lips and skin, that utilize the Technology (collectively the "Licensed Uses") within the United States of America ("the Territory").

3. SERVICES. The Consultant shall provide to Fountain advice and assistance for the manufacturing and marketing of Products utilizing the Technology for Licensed Uses within the Territory during the term of this Agreement. The services that are provided by the Consultant shall include, but are not limited to, assistance and advice regarding the preparation of promotional materials such as print media and infomercials. Upon reasonable advance notice and request, the Consultant is required to provide such services up to a maximum of 96 hours during the term of this Agreement.

      The parties agree that the Consultant may engage in other occupations and engagements during the term of this Agreement, including but not limited to the manufacture and development of Products utilizing the Technology; provided, however, the Consultant shall not engage in any activity that is directly competitive or adverse to Fountain's business except with the prior written consent of Fountain.

4. COMPENSATION. Fountain agrees to pay the Consultant on the basis of time reasonably devoted to the Consultant's services to Fountain as follows:
      $500 per hours; $2,000 for 1/2 day; and $4,000 for one full work day. If the Consultant is required to travel outside the geographical area comprised of San Francisco and Marin Counties, California, the Consultant shall be compensated $4,000 for each day, or partial day, that the Consultant is required to be outside of those Counties.

5. BUSINESS EXPENSES. Fountain will reimburse the Consultant for reasonable business expenses directly incurred in the performance of Consultant's duties arising from this Agreement, and approved in advance by Gerald Simmons, Chris Whitaker, or another executive designated by Fountain for such purposes. Such reimbursement shall be made not later than the end of the calendar month immediately following the Consultant's request




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      for reimbursement. The parties acknowledge that in unusual cases, the
      Consultant may request that Fountain pay for reasonable business expenses directly.

6. EARLY TERMINATION. This Agreement automatically expires on May 31, 2000 unless extended by mutual agreement in writing by both parties.

      The Consultant may terminate this Agreement prior to May 31, 2000, with or without cause, by 30 days advance written notice to Fountain.

      Fountain may terminate the Consultant's engagement with Fountain prior to May 31, 2000 for ""good cause"" only. The term ""good cause"" is defined as any of the following: (a) Consultant's death; (b) litigation is commenced against the Consultant or any business entity in which the Consultant is or has been associated regarding the Sub-License Agreement described in Section 2 or the underlying License Agreement; (c) Consultant's material negligence or fraudulent conduct in connection with the performance of the Consultant's duties arising from this Agreement;
      (d) the Consultant's conviction by, or entry of a plea of guilty or nolo contendere in a Court of competent jurisdiction for a felony or a misdemeanor involving moral turpitude; (e) Consultant" commission of an act of fraud upon Fountain, or any personal dishonesty or malfeasance in the course of performing the Consultant's duties arising from this Agreement.

      In the event that Fountain terminates the Consultant for good cause and the Consultant disputes the presence of good cause as defined in this Section, the Consultant will be suspended, without compensation, pending resolution of the dispute by binding arbitration as provided in Section 15 of this Agreement.

7. EXCHANGE OF CONFIDENTIAL INFORMATION. Each of the parties acknowledges that the other may receive access to information of a confidential and/or trade secret nature that has great value to the disclosing party in the course of the performance of the Consultant's duties pursuant to this Agreement. Such information includes, but is not limited to, techniques, processes, pricing, and the names and address of suppliers and customers. The recipient of such information will keep all such Confidential Information in confidence during the term of this Agreement and after the expiration or termination of this Agreement. Upon termination or expiration of this Agreement, each recipient of Confidential Information will deliver to the disclosing party all documents, records, notebooks, work papers, and similar material containing any Confidential Information whether prepared by the disclosing party or anyone else.

8. INDEMNITY. To the fullest extent permitted by applicable law, and not in conflict with any indemnity provisions of the Sub-License Agreement described in Section 2, Fountain will indemnify the Consultant and hold the Consultant harmless for any acts or decisions made in good faith by the Consultant while performing services for Fountain. Fountain will pay all expenses, including reasonable attorneys fees and costs of court approved settlements, actually and necessarily incurred by the Consultant in connection with the defense of any such action, suit or proceeding and in connection with any appeal thereon, which as been brought against the Consultant by reason of the Consultant's services as a consultant to




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      Fountain. Provided, however, the indemnity provisions of this Section shall not apply to any litigation brought against the Consultant in connection with the terms or granting of the Sub-License Agreement or its underlying License Agreement.

9. INDEPENDENT CONTRACTOR. Consultant's relationship with Fountain is that of an independent contractor, and nothing in this Agreement shall be construed to create an employer-employee relationship between Fountain and the Consultant. Since the Consultant will not be an employee of Fountain, Consultant acknowledges and agrees that Consultant will not be entitled to any employee benefits Fountain offers to employees, nor will any part of any compensation payable to the Consultant be subject to withholding by Fountain for the payment of any Social Security, Federal, State or other employee payroll taxes. The Consultant is solely responsible for the payment of all income taxes, Federal or State, levied upon Consultant's fees received pursuant to this Agreement.

10. NOTICES. All notices, requests, demands, or other communications under this Agreement must be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, or within 72 hours after mailing, if mailed to the party to whom notice is to be given, by First Class Mail, Registered or Certified, postage prepaid, and properly addressed to the party at either of the following addresses, or at any other address that any party may designate by writing to the other.

      To.      Fountain Pharmaceuticals, Inc.
               7279 Bryan Dairy Road
               Largo, Florida 33777

      To:      Diana Parnell, M.D.
               P.O. Box 998
               Ross, CA 94957

11. NON ASSIGNMENT AND SUCCESSORS. The Consultant may not delegate a Consultant's obligation to provide services to Fountain. Subject to the limitation against delegation of the Consultant's duties, this Agreement inures to the benefit and is binding upon the successors and assigns of each of the parties.

12. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties relating to the subject matter of the Consultant's engagement as an independently contracting consultant with Fountain, and supersedes any prior agreements, undertakings, commitments and practices relating to such services.

13. AMENDMENTS. No amendment or modification of the terms of this Agreement will be valid unless made in writing and signed by both parties.

14. GOVERNING LAW. This Agreement and the legal relationship between the parties is governed by the laws of the State of California.




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15.   ARBITRATION. Any dispute, controversy, or claim arising out of or in respect to this Agreement in the engagement of the Consultant by Fountain must be submitted to and settled by binding arbitration conducted by a single Arbitrator in accordance with the rules of the Judicial Arbitration Mediation Services ("JAMS"). Any such dispute shall be heard in San Francisco, California. The Arbitrator will have the discretion to determine a prevailing party in the proceedings, and to award the prevailing party reimbursement of reasonable attorneys fees and cost from the other party.

Entered into effective June 1, 1999.


                                    FOUNTAIN PHARMACEUTICALS, INC.
                                    a Delaware Corporation, "Fountain"


                                    By: /s/ Gerald Simmons         6/4/99
                                        ---------------------------------
                                        GERALD SIMMONS, President/CEO


                                        /s/ Diana Parnell
                                        ---------------------------------
                                        DIANA PARNELL, M.D., "Consultant"




















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